Exhibit 99.2
ALAMO PHARMACEUTICALS, LLC
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
FOR THE QUARTER ENDED
March 31, 2006

Alamo Pharmaceuticals, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash	$39,156	$402,219
Accounts receivable	1,455,452	1,352,762
Related party receivable	26,705	26,705
Inventories	3,307,468	3,165,530
Prepaid expenses and other current assets	422,220	442,395

Total current assets	5,251,001	5,389,611

PROPERTY & EQUIPMENT — NET	2,081,632	2,231,782
DEPOSITS	195,498	195,498

Total assets	$7,528,131	$7,816,891

LIABILITIES AND MEMBERS DEFICIT

CURRENT LIABILITIES
Accounts payable	$2,963,665	$1,940,108
Accrued liabilities	545,024	1,815,800
Capital lease obligations — current portion	185,832	245,555
Net deferred revenue	7,507,263	6,616,346
Line of credit — due on demand	15,654,830	11,815,361
Member loans	177,958	177,958

Total current liabilities	27,034,572	22,611,128

CAPITAL LEASE OBLIGATION	423,911	423,911
DEFERRED RENT	76,757	82,373
LINES OF CREDIT	44,197,687	44,197,687

Total liabilities	71,732,927	67,315,099

COMMITMENTS AND CONTINGENCIES	—	—

MEMBER’S DEFICIT
Capital contributions	3,634,129	3,622,122
Accumulated deficit	(67,838,925)	(63,120,330)

Total members’ deficit	(64,204,796)	(59,498,208)

Total liabilities and members’ deficit	$7,528,131	$7,816,891

The accompanying notes are an integral part of these statements.

Alamo Pharmaceuticals, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
Quarters ended March 31,

	2006	2005
Net revenue	$905,004	$384,769

Costs of goods sold	297,367	74,560

Gross Profit	607,637	310,209

Operating Expenses:
Selling, general and administrative	3,937,696	3,511,227
Research and development	522,963	548,375

Total operating expenses	4,460,659	4,059,602

Loss from operations	(3,853,022)	(3,749,393)

Other expenses:
Interest expense	(865,573)	(416,148)

Total other expenses	(865,573)	(416,148)

NET LOSS	$(4,718,595)	$(4,165,541)

The accompanying notes are an integral part of this statement.

Alamo Pharmaceuticals, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
Quarters ended March 31,

	March 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(4,718,595)	$(4,165,541)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash equity-based compensation	12,007	13,739
Depreciation and amortization	475,905	158,584
Deferred rent	(5,616)	(5,616)

Changes in operating assets and liabilities:
Accounts receivable	(102,690)	(99,297)
Related party receivable	—	17,423
Inventories	(141,938)	(24,452)
Prepaid expenses and other current assets	20,175	201,255
Deposits	—	—
Accounts payable	1,023,557	(139,067)
Accrued liabilities	(1,270,776)	(922,392)
Deferred revenue	890,917	(120,391)

Net cash used in operating activities	(3,817,054)	(5,085,755)

Cash flow from investing activities:
Purchases of property and equipment	(325,755)	(26,363)

Cash flows from financing activities
Lines of credit	3,839,469	5,265,360
Payments on capital lease obligations	(59,723)	(56,646)
Member loans	—	2,104

Net cash provided by financing activities	3,779,746	5,210,818

Increase (decrease) in cash	(363,063)	98,700

Cash, beginning of period	402,219	454,518

Cash, end of period	$39,156	$553,218

Supplemental disclosures of cash flow information:
Cash paid during the period

Interest	$786,675	$416,148
Supplemental disclosures of noncash investing and financing activities:
     During 2005 the Company acquired certain automobiles by entering into capital lease obligations in the amount of $41,357.
The accompanying notes are an integral part of this statement.

Alamo Pharmaceuticals, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NOTE A — ORGANIZATION AND PRINCIPLES OF COMBINATION
Alamo Pharmaceuticals, LLC was formed on March 13, 2000 to acquire, develop, manufacture, and market pharmaceutical products. The unaudited condensed consolidated financial statements include the accounts of Alamo Pharmaceuticals, LLC and its wholly-owned subsidiaries, R.T. Alamo, LLC and Alamo Ventures I, LLC (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in the unaudited consolidated financial statements.
In December 2005, Alamo Ventures III, LLC was dissolved, and its net assets, which were not significant, were merged into Alamo Pharmaceuticals, LLC. On January 1, 2006, Alamo Pharmaceuticals, LLC purchased for $125,378 the total units of R.T. Alamo, LLC from their common founder.
The accompanying unaudited condensed consolidated financial statements have been prepared by the Company without audit or review by an independent certified public accountant.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A summary of the significant accounting policies consistently applied in the preparation of the accompanying unaudited consolidated financial statements follows:
Equity-Based Compensation
On January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment (“SFAS 123R”), which is a revision of SFAS No. 123, Accounting and Disclosure of Stock-Based Compensation (“SFAS 123”). SFAS 123R requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS 123R supersedes the Company’s previous accounting under Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees (“APB 25”), and SFAS 123, for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123R. The Company has applied the provisions of SAB 107 in its adoption of SFAS 123R.
Since inception, the Company did not issue any options and stock awards, except for the transfer of units from the founding member to certain employees and non-employees at a purchase price of $0.01 unit as discussed in Note F. The purchase price was below the fair value of the units on the transfer date. Accordingly, equity-based compensation was recognized in the in the amount of $12,007 and $13,739 in the quarters ended March 31, 2006 and 2005. The adoption of SFAS 123R had no material impact on the Company’s Condensed Consolidated Statements of Operations for the quarters ended March 31, 2006 and 2005.

Alamo Pharmaceuticals, LLC
The Company applies the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Good or Services, for LLC units transferred to non-employees. EITF 96-18 provides that such transactions should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company measures the compensation cost related to units transferred to non-employees based on the fair value of the equity instruments issued.
Revenue Recognition and Deferred Revenue
The Company has one product that it sells primarily to wholesale pharmaceutical companies and retail pharmacies, which have the right to return purchased product generally during the period from six months prior to the product’s expiration date through 12 months after the expiration date. The Company’s initial release of the product, which occurred in July 2004, expires two years after its date of production. In June 2005 the Company received approval from the Food and Drug Administration (FDA) extending the expiration date of the product to three years.
The Company has sales agreements with its customers, various states, hospitals and other medical institutions throughout the United States that provide sales incentives in the form of rebates and price discounts related to the sale of its product.
In accordance with Statement of Financial Accounting Standards (SFAS) No. 48, Revenue Recognition When Right of Return Exists, the Company defers recognition of revenue on product shipments because it is unable to reasonably estimate returns relating to these shipments due to its lack of historical experience in selling it’s product and the duration of the return period. The Company recognizes revenue when product is dispensed through patient prescriptions. The Company estimates prescription units dispensed based on rebates it pays related to various state rebate programs, wherein such states submit rebate payment requests to the Company for prescriptions dispensed through the programs. Revenue is recognized net of discounts and rebates of $905,003 and $384,768 for the quarters ended March 31, 2006 and 2005.
Net deferred revenue represents cash received and accounts receivable on product shipments for which revenue recognition criteria has not been met in accordance with SFAS No. 48. Deferred revenue is net of sales incentives of approximately $501,307 and $1,100,000 at March 31, 2006 and December 31, 2005, respectively. The cost of product shipped to customers that has not been recognized as cost of goods sold due to the Company’s revenue recognition policy is included in inventories as inventory subject to return (see Note C).
Sales incentives are deferred until the related product shipments are recognized as revenue. Sales incentives and product returns are recorded against net revenue or net deferred revenue as appropriate. The amount of net deferred revenue that ultimately will be recognized as net revenue in the consolidated financial statements cannot be determined as the Company is unable to reasonably estimate product returns
The Company analyzes products shipped, product returns, rebate and other sales incentive information, and distribution channel data including information provided by an external

Alamo Pharmaceuticals, LLC
independent source, IMS Health, Inc. to evaluate the level of products that have been dispensed to patients through prescriptions.
Concentration of Credit Risk
The Company extends credit to customers in the normal course of business. Three customers accounted for approximately 21.8%, 26.4% and 38.5%, respectively, of the Company’s product shipments in the quarter ended March 31, 2006 and 0%, 2.6% and 13.0%, respectively, of the Company’s product shipments in the quarter ended March 31, 2005. Amounts due from these customers comprised 82.2% and 81.3% of accounts receivable at March 31, 2006 and December 31, 2005, respectively.
The Company outsources substantially all of its inventory production and product fulfillment operations to three third party corporations under supply and distribution agreements.
Deposits
The Company has a refundable deposit in the amount of $150,000 related to a drug licensing agreement.
Financial Statement Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include fair value measurements related to LLC units transferred to employees and non-employees.

Alamo Pharmaceuticals, LLC
NOTE C — INVENTORIES
     Inventories consist of:

	March 31,	December 31,
	2006	2005
Finished goods	$1,801,893	$1,038,282
Work-in-process	310,508	878,346
Raw materials	245,990	375,811
Inventory subject to return	1,055,202	984,519

	3,413,593	3,276,958

Less allowance for estimated product expirations	(106,125)	(111,428)

	$3,307,468	$3,165,530

Inventory subject to return represents the cost of the Company’s products shipped to customers that has not been recognized as cost of goods sold based on the Company’s revenue recognition policies. (See Note B).
NOTE D — MEMBER LOANS
The Company has a revolving loan agreement with its founding member. Loans payable to the member are payable by the Company upon demand by the member and accrue interest at 5% per annum payable monthly. As of March 31, 2006 and December 31, 2005, loans amounting to $177,958, including accrued interest of $13,959, were outstanding. Interest expense related to these loans totaled $0 and $2,105 in the quarters ended March 31, 2006 and 2005, respectively.
NOTE E — LINES OF CREDIT
The Company has credit agreements with a bank, which provide the Company with available revolving lines-of-credit aggregating up to $45 million and $40 as of December 31, 2005 and 2004, respectively. Outstanding borrowings accrue interest at a variable rate equal to either the bank’s prime rate minus 1% or 1.25% above the London Interbank Offered Rate (LIBOR). At December 31, 2005 and 2004, the interest rate was 5.625% and 4.35%, respectively. Borrowings outstanding under the lines-of-credit agreements are guaranteed by the Company’s founding member and are collateralized by a securities account of the founding member that is maintained at the bank. Outstanding borrowings under the credit agreements are due on November 1, 2007.
Additionally, the Company has a loan agreement with a different financial institution with revolving line-of-credit availability of $17 million and $15 million as of March 31, 2006 and December 31, 2005, respectively. Borrowings under the loan agreement are due on demand and are guaranteed by the Company’s founding member and are collateralized by a securities account

Alamo Pharmaceuticals, LLC
of the founding member. Interest is LIBOR plus 1.375% or at a fixed rate as elected by the Company. At March 31, 2006 and December 31, 2005, the interest rate on outstanding borrowings of $15,454,830 and $11,815,361, respectively, was 6.196% and 5.835%, respectively. On April 5, 2006, the available credit was increased to $19 million.
NOTE F — MEMBERS’ DEFICIT
Capitalization
The consolidated companies were formed as limited liability companies in the state of California and were initially capitalized by their founding member who purchased 13,000,000 units for cash of $130,000, or $0.01 per unit. In October 2000, United HealthCare Services, Inc. purchased 300,000 units of Alamo Pharmaceuticals, LLC (“Alamo”) for cash of $2,000,000, or $6.67 per unit.
The companies’ members are subject to limited liability company agreements (the “LLC Agreements”). The following are significant terms of such agreements:
•	The members have agreed to treat the companies as partnerships for federal income tax purposes with taxable income and losses being allocated to the members in proportion to each member’s ownership interest.

•	Other than the founding member of each entity, members do not participate in the management or control of the Company’s business.

•	No member shall be liable for the repayment, satisfaction, or discharge of any of the Company’s liabilities in excess of the balance of such member’s adjusted capital account, as defined in the LLC Agreements.

•	The founding member may designate one or more officers or agents to act in the name of the Company.

•	In the event that the founding member proposes to transfer his entire membership interest or a portion of his membership interest representing 50 percent of the units held by the founding member, then the founding member shall have the right to require that each member participate in the transfer.

Alamo Pharmaceuticals, LLC
Transferred Units
During 2000, the founding member transferred 685,000 units (the “Transferred Units”) of his Alamo holdings to various individuals (the “Transferees”) for a purchase price of $0.01 per unit. The Transferred Units cannot be subsequently transferred without the consent of the founding member and are subject to vesting as follows:

Cumulative vesting percentage
Year 1	14-2/7%
Year 2	28-4/7%
Year 3	42-6/7%
Year 4	57-1/7%
Year 5	71-3/7%
Year 6	85-5/7%
Year 7	100%
The founding member may repurchase all or a portion of the Transferred Units at any time on or before the seventh anniversary date of the original transfer at a price equal to the product of the vested portion of the Transferred Units to be repurchased and the tax basis of the Transferred Units to be repurchased. The founding member may repurchase all or any portion of the Transferred Units at their fair value at any time after the seventh anniversary date of the original transfer and prior to a change of control event or the consummation of an initial public offering of Alamo.
Subject to the Alamo LLC Agreement, the Transferees are entitled to distributions and allocations from Alamo. In the event of a sale, as defined in the LLC Agreement, the net proceeds distributed to the Transferees shall be based on the number of Transferred Units.
Of the total 685,000 units transferred in 2000, 375,000 units were transferred to employees of Alamo and 310,000 units were transferred to non-employees for services to be performed. The consideration paid by the employees was equal to the fair value of such units on the date the units were transferred. Accordingly, no compensation cost was recorded.
Compensation cost for the units transferred to non-employees is equal to the fair value of the units earned by the non-employees less the amount originally paid for the units. Equity-based compensation is recognized in each period during which the non-employees earn units. During the years ended December 31, 2005 and 2004, the Company did not recognize equity-based compensation to non-employees in the accompanying consolidated statements of operations.
During 2004, the founding member transferred 147,143 units to employees of Alamo at a purchase price of $.01 unit. The purchase price of the units was less than the fair value on the transfer date. Accordingly, equity – based compensation was recognized in the amount $54,957 and $105,617 in 2005 and 2004, respectively. No units were transferred in the quarter ended March 31, 2006 and the year ended December 31, 2005.

Alamo Pharmaceuticals, LLC
During the year ended December 31, 2004, the founding member repurchased 72,714 Transferred Units, from employees and non-employees, at a purchase price of $0.01 per unit. No units were repurchased in quarter ended March 31, 2006 and the year ended December 31, 2005.
As of March 31, 2006 and December 31, 2005, 117,983 and 99,602, respectively, of the Transferred Units were vested.
NOTE G — RELATED PARTY TRANSACTIONS
The Company has certain transactions with related parties are follows:
•	The Company pays for consulting, and research and development costs, to certain minority members of the Company. For the quarters ended March 31, 2006 and 2005, these expenses totaled $490,307 and $431,970, respectively. Amounts payable to these related parties were $515,897 and $208,377 at March 31, 2006 and December 31, 2005, respectively, which are included in accounts payable in the accompanying consolidated balance sheets.

•	The Company also earns a management fee from a limited liability company owned by the Company’s founding member for certain administrative services provided to the limited liability company. Such management fees totaled $0 and $11,645 in the quarters ended March 31, 2006 and 2005, respectively. The Company has a receivable from the limited liability company of $26,705 and $26,705 at March 31, 2006 and December 31, 2005.

•	The Company obtains loans from its founding member for working capital requirements and other purposes as described in Note D.
NOTE H — COMMITMENTS
Employment Agreements
The Company has employment agreements with certain employees that provide compensation terms. The agreements include provisions for a bonus to be paid to the employees based on the employees’ annual salary in the event there is a change in control of the Company as defined in the employment agreement. On May 24, 2006, the bonuses to these employees were paid as Avanir Pharmaceuticals purchased the Company.
Phantom Unit Plan
The Company adopted a Phantom Unit Plan for eligible employees in April 2005. The plan provides each participant under the plan, in accordance with the terms of the plan and his/her grant agreements, to be eligible to receive a portion of an award pool at the time of a Qualifying

Alamo Pharmaceuticals, LLC
Transaction as defined in the plan. For the purpose of the Plan, a Qualifying Transaction includes, but is not limited to, a qualified Initial Public Offering, sale of substantially all of the Company’s assets, or a change of ownership of more than 50%. As of December 31, 2005, the Company has not yet determined the award pool, no pool shares are vested, and there have been no Qualifying Transactions. On May 24, 2006, the plan as terminated as Avanir Pharmaceuticals purchased the Company, with no award pool and nothing transferred to any Phantom unit holders.
NOTE I — SUBSEQUENT EVENTS
During April 2006 the Company received a favorable settlement and payment in connection with certain litigation in which the Company was the plaintiff. The litigation was dismissed in April 2006. The payment to the Company, which it is prevented from disclosing under the terms of the settlement agreement, will be recognized in the year ending December 31, 2006.
On May 24, 2006, AVANIR Pharmaceuticals (NASDAQ: AVNR) purchased the Company. The upfront acquisition cost of approximately $29 million (excluding transaction costs), consists of approximately $4 million in cash and approximately $25 million in notes. The notes are generally due in three years, with approximately $14 million of the total amount of the notes subject to acceleration at the request of the holder under certain conditions. In addition, if certain sales milestones are achieved, AVANIR will be required to pay up to an additional $40 million.